Residential Accredit Loans, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 2000-QS9

                        Supplement dated August 29, 2000
                                       to
                   prospectus supplement dated August 24, 2000
                                       to
                         prospectus dated March 24, 1999
                                   ----------

        Investors in the Class A-3, Class A-6, Class A-7 and Class A-8 Certificates should be aware that this supplement changes important statements about your investment that are contained in the prospectus supplement dated August 24, 2000.

        (1) Investors in the Class A-3 Certificates and Class A-6 Certificates should be aware that distributions on the Class A-3 Certificates and Class A-6 Certificates will not be made pursuant to the random lot procedures or specific investor requests described in the attached prospectus supplement. Instead, payments made on the Class A-3 Certificates or Class A-6 Certificates will be paid to each holder of that class on a pro rata basis in accordance with the certificate principal balance of each holder's certificates of that class. Accordingly, the prospectus supplement is revised as follows:

               (a) the third paragraph under "Risk Factors - Special Yield and Prepayment Considerations - Class A-3, Class A-6, Class A-7, Class A-8 and Class A-10 Certificates," which is the first paragraph that begins on page S-14, shall not apply to the Class A-3 Certificates and Class A-6 Certificates;

               (b) the section "Description of the Certificates - Principal Distributions on the Retail Certificates" found on pages S-38 through S-41 shall not apply to the Class A-3 Certificates and Class A-6 Certificates; and

               (c) the second paragraph under "Certain Yield and Prepayment Considerations - General - Retail Certificates" found on page S-51 shall not apply to the Class A-3 Certificates and Class A-6 Certificates.

        (2) Investors in the Class A-3, Class A-6, Class A-7 and Class A-8 certificates should be aware that the priority of payments of principal among those classes has been changed from the priority described in the prospectus supplement. Those classes will not be paid in numerical order. Instead, the Class A-3 Certificates and Class A-8 Certificates will be paid first, on a pro rata basis. Next, the Class A-6 Certificates and Class A-7 Certificates will be paid on a pro rata basis. Accordingly, the twelfth paragraph under "Description of the Certificates - Principal Distributions on the Senior Certificates" found on pages S-33 and S-34 is revised as follows:

               (a) section (a)(iii)(B)(8) should be disregarded and replaced with the following: "eighth, to the Class A-3 Certificates and Class A-8 Certificates, on a pro rata basis (in proportion to their respective Certificate Principal Balances), until the Certificate Principal Balances thereof have been reduced to zero;"

               (b) section (a)(iii)(B)(9) should be disregarded and replaced with the following: "ninth, to the Class A-6 Certificates and Class A-7 Certificates, on a pro rata basis (in proportion to their respective Certificate Principal Balances), until the Certificate Principal Balances thereof have been reduced to zero; and"

               (c) section (a)(iii)(B)(10) shall be added as follows: "tenth, to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero."

        (3) Because the priority of payments of principal of the Class A-3, Class A-6, Class A-7 and Class A-8 Certificates has changed from the priority described in the prospectus supplement, the table "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" on pages S-53 through S-56 is revised as follows:

               (a) the portions of the table relating to the Class A-3 Certificates and Class A-8 Certificates shall be deleted and replaced with the following:

                               Classes A-3 and A-8

Distribution Date            0%    50%  100%   150%  200%


Initial Percentage         100%   100%  100%   100%  100%
August 25, 2001             100    100   100    100   100
August 25, 2002             100    100   100    100   100
August 25, 2003             100    100   100    100   100
August 25, 2004             100    100   100    100   100
August 25, 2005             100    100   100    100     0
August 25, 2006             100    100   100     85     0
August 25, 2007             100    100   100      0     0
August 25, 2008             100    100   100      0     0
August 25, 2009             100    100   100      0     0
August 25, 2010             100    100   100      0     0
August 25, 2011             100    100   100      0     0
August 25, 2012             100    100    99      0     0
August 25, 2013             100    100    74      0     0
August 25, 2014             100    100    52      0     0
August 25, 2015             100    100    35      0     0
August 25, 2016             100    100    20      0     0
August 25, 2017             100    100     8      0     0
August 25, 2018             100    100     0      0     0
August 25, 2019             100    100     0      0     0
August 25, 2020             100    100     0      0     0
August 25, 2021             100    100     0      0     0
August 25, 2022             100    100     0      0     0
August 25, 2023             100    100     0      0     0
August 25, 2024             100     79     0      0     0
August 25, 2025             100     54     0      0     0
August 25, 2026             100     31     0      0     0
August 25, 2027             100      9     0      0     0
August 25, 2028             100      0     0      0     0
August 25, 2029             100      0     0      0     0
August 25, 2030               0      0     0      0     0
  Weighted Average         29.4   25.2  14.4    6.4   4.4
 Life (in years)**

               (b) the portions of the table relating to the Class A-6 Certificates and Class A-7 Certificates shall be deleted and replaced with the following:

                               Classes A-6 and A-7

Distribution Date        0%     50%   100%  150%  200%


Initial Percentage     100%    100%   100%  100%  100%
August 25, 2001         100     100    100   100   100
August 25, 2002         100     100    100   100   100
August 25, 2003         100     100    100   100   100
August 25, 2004         100     100    100   100   100
August 25, 2005         100     100    100   100     0
August 25, 2006         100     100    100   100     0
August 25, 2007         100     100    100   100     0
August 25, 2008         100     100    100    13     0
August 25, 2009         100     100    100     0     0
August 25, 2010         100     100    100     0     0
August 25, 2011         100     100    100     0     0
August 25, 2012         100     100    100     0     0
August 25, 2013         100     100    100     0     0
August 25, 2014         100     100    100     0     0
August 25, 2015         100     100    100     0     0
August 25, 2016         100     100    100     0     0
August 25, 2017         100     100    100     0     0
August 25, 2018         100     100     95     0     0
August 25, 2019         100     100     76     0     0
August 25, 2020         100     100     60     0     0
August 25, 2021         100     100     47     0     0
August 25, 2022         100     100     37     0     0
August 25, 2023         100     100     28     0     0
August 25, 2024         100     100     21     0     0
August 25, 2025         100     100     15     0     0
August 25, 2026         100     100     11     0     0
August 25, 2027         100     100      7     0     0
August 25, 2028         100      75      4     0     0
August 25, 2029         100      33      2     0     0
August 25, 2030           0       0      0     0     0
  Weighted Average     29.8    28.6   21.6   7.6   4.7
 Life (in years)**

        Capitalized terms used in this supplement are defined in the prospectus supplement dated August 24, 2000, to which this supplement is attached.

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

        Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A and Class M Certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until November 27, 2000.


                   -------------------------------------------

                              Salomon Smith Barney
                                 August 29, 2000

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